Exhibit 15

Alfa Corporation
Birmingham, Alabama

With respect to this Registration Statement on Form S-3, we acknowledge our awareness of the use therein of our report dated May 6, 2002, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, our report dated May 6, 2002 related to our review of interim financial information is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.

/s/    KPMG LLP

Birmingham, Alabama
June 25, 2002